SECUREDESIGNS® VARIABLE ANNUITY

May 1, 2021

Individual Flexible Purchase Payment
Deferred Variable Annuity Contract

Summary Prospectus for New Investors
Issued By: First Security Benefit Life Insurance and Annuity Company of New York 121 State Street Albany, NY 12207 1-800-355-4570 www.fsbl.com	Mailing Address: First Security Benefit Life Insurance and Annuity Company of New York P.O. Box 750497 Topeka, Kansas 66675-0497 1-800-888-2461

This Summary Prospectus describes the SecureDesigns Variable Annuity—an individual flexible purchase payment deferred variable annuity contract (the “Contract”) offered by First Security Benefit Life Insurance and Annuity Company of New York (the “Company”). The Contract is available for individuals as a non-tax qualified contract. The Contract is also available for individuals in connection with a retirement plan qualified under Section 403(b), 408, or 408A of the Internal Revenue Code. The Contract may be available through third-party financial intermediaries who charge an advisory fee for their services. This fee is in addition to Contract fees and expenses. If you elect to pay advisory fees from your Contract Value, such deductions will reduce the death benefits available under the Contract, perhaps significantly. The deductions may be subject to federal and state income taxes and a 10% federal penalty tax. The Contract is designed to give you flexibility in planning for retirement and other financial goals. This Summary Prospectus is used with prospective purchasers. This Initial Summary Prospectus will first be used as of May 1, 2021.
You may allocate your Purchase Payments and Contract Value to one or more of the Subaccounts that comprise a separate account of the Company, called the Variable Annuity Account B (the “Separate Account”), or to the Fixed Account (if it is available under your Contract). Each Subaccount invests in a corresponding mutual fund (each, an “Underlying Fund”).
This Summary Prospectus summarizes key features of the Contract. Before you invest, you should also review the prospectus for the Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at https://dfinview.com/SecurityBenefit/TAHD/336277405?site=PFSBLL. You can also obtain this information at no cost by calling 1‑800‑888‑2461 or by sending an email request to FSBLProspectusRequests@securitybenefit.com
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You may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
Expenses for this Contract, if purchased with the Extra Credit Rider, may be higher than expenses for a Contract without the Extra Credit Rider. The amount of Credit Enhancement may be more than offset by some additional fees and charges. All or a portion of your Credit Enhancement may be recaptured upon free look, surrender, withdrawal, or death.

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for Underlying Funds available under your Contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future reports in paper free of charge. You can inform the Company that you wish to continue receiving paper copies of your shareholder reports by calling 1-800-888-2461. Your election to receive reports in paper will apply to all Underlying Funds available under your Contract.

Special Terms

Accumulation Unit	A unit of measure used to calculate Contract Value
Administrative Office	First Security Benefit Life Insurance and Annuity Company of New York, P.O. Box 750497, Topeka, Kansas 66675-0497
Annuitant	The person that you designate on whose life annuity payments may be determined. If you designate Joint Annuitants, “Annuitant” means both Annuitants unless otherwise stated
Annuity (“annuity”)	A series of periodic income payments made by the Company to an Annuitant, Joint Annuitant, or Designated Beneficiary during the period specified in the Annuity Option
Annuity Options	Options under the Contract that prescribe the provisions under which a series of annuity payments are made
Annuity Period	The period beginning on the Annuity Start Date during which annuity payments are made
Annuity Start Date	The date when annuity payments begin
Annuity Unit	A unit of measure used to calculate variable annuity payments under Annuity Options 1 through 6
Automatic Investment Program	A program pursuant to which Purchase Payments are automatically paid from your bank account on a specified day of each month or a salary reduction agreement
Bonus Credit	For certain Contracts issued between September 1, 2005 and December 31, 2007, an amount added to Contract Value under the Bonus Credit Rider
Company	First Security Benefit Life Insurance and Annuity Company of New York. The Company is also identified herein as “we,” “our,” or “us.”
Contract	The flexible premium deferred variable annuity contract described in this Summary Prospectus
Contract Date
The date the Contract begins as shown in your Contract. Annual Contract Anniversaries are measured from the Contract Date. The Contract Date is usually the date that your initial Purchase Payment is credited to the Contract

Contract Debt	The unpaid loan balance including accrued loan interest
Contract Value	The total value of your Contract which includes amounts allocated to the Subaccounts and the Fixed Account as well as any amount set aside in the Loan Account to secure loans as of any Valuation Date
Contract Year	Each twelve-month period measured from the Contract Date
Credit Enhancement	An amount added to Contract Value under the Extra Credit Rider
Designated Beneficiary	The person having the right to the death benefit, if any, payable upon the death of the Owner or the Joint Owner prior to the Annuity Start Date

Fixed Account
An account that is part of the Company’s General Account to which you may allocate all or a portion of your Contract Value to be held for accumulation at fixed rates of interest (which may not be less than the Guaranteed Rate) declared periodically by the Company. See the “Fixed Account.”

General Account	All assets of the Company other than those allocated to the Separate Account or to any other separate account of the Company
Guaranteed Rate	The minimum interest rate earned on Contract Value allocated to the Fixed Account, which accrues daily and ranges from an annual effective rate of 1% to 3%
Internal Revenue Code or the Code	The Internal Revenue Code of 1986, as amended
Owner	The person entitled to the ownership rights under the Contract and in whose name the Contract is issued
Purchase Payment	An amount initially paid to the Company as consideration for the Contract and any subsequent amounts paid to the Company under the Contract
Separate Account	The Variable Annuity Account B, a separate account of the Company that consists of accounts, referred to as Subaccounts, each of which invests in a corresponding Underlying Fund
Subaccount	A division of the Separate Account which invests in a corresponding Underlying Fund
Underlying Fund	A mutual fund or series thereof that serves as an investment vehicle for its corresponding Subaccount
Valuation Date
Each date on which the Separate Account is valued, which currently includes each day that the New York Stock Exchange is open for trading. Each Valuation Date closes at the end of regular trading on the New York Stock Exchange (normally, 3:00 p.m. Central time). The New York Stock Exchange is scheduled to be closed on weekends and on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Valuation Period
A period used in measuring the investment experience of each Subaccount of the Separate Account. The Valuation Period begins at the close of one Valuation Date and ends at the close of the next Valuation Date

Withdrawal Value
The amount you will receive upon full withdrawal of the Contract. It is equal to Contract Value less any Contract Debt, any applicable withdrawal charges, any pro rata account administration charge and any uncollected premium taxes. If the Extra Credit Rider is in effect, Contract Value will also be reduced by any Credit Enhancements that have not yet vested. The Withdrawal Value during the Annuity Period under Annuity Option 5 is the present value of future annuity payments commuted at the assumed interest rate less any applicable withdrawal charges and any uncollected premium taxes

Important Information You Should Consider About the Contract

	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals
If you withdraw money from your contract within 7 years following your last Purchase Payment, you may be assessed a surrender charge of up to 7% (as a percentage of the portion of the withdrawal amount consisting of Purchase Payments, including any Bonus Credits paid), declining to 0% over that time period.
For example, if you were to withdraw $100,000 during a surrender charge period, you could be assessed a charge of up to $7,000.
				Fee Table and Examples Fee Table Examples Charges and Deductions – Contingent Deferred Sales Charge
Transaction Charges	Other than surrender charges (if any), there are no charges for other contract transactions (e.g., transferring money between investment options).			Not Applicable
Ongoing Fees and Expenses (annual charges)
The table below describes the current fees and expenses of the Contract that you may pay each year, depending on the options you choose. Interest on any Contract loans is not reflected. The fees and expenses do not reflect any advisory fees paid to financial intermediaries from your Contract Value or other assets.  If such charges were reflect, the fees and expenses would be higher. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Fee Table and Examples

Fee Table ExamplesCharges and Deductions –

Mortality and Expense Risk Charge

Administration Charge

Account Administration Charge

Optional Rider Charges

Appendix A – Underlying Funds Available Under the Contract

	Annual Fee	Minimum	Maximum
	Base Contract	0.76%	1.00%
	Investment options (Underlying Fund fees and expenses)	0.61%	3.98%
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.25%	0.70%
1 As a percentage of Contract Value allocated to the Separate Account. This amount includes the account administration charge.
2 As a percentage of Underlying Fund average net assets.
3 As a percentage of Contract Value

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost: $1,254.21	Highest Annual Cost: $4,257.54
Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of Base Contract charge and Underlying Fund fees and expenses
• No optional benefits
• No sales charges or advisory fees
• No additional Purchase Payments, transfers or withdrawals
• No Contract loans
• No Credit Enhancement amounts

Assumes:
• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Base Contract charge, optional benefits and Underlying Fund fees and expenses
• No sales charges or advisory fees
• No additional Purchase Payments, transfers or withdrawals
• No Contract loans
• No Credit Enhancement amounts

	RISKS	Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.	Principal Risks of Investing in the Contract Charges and Deductions – Contingent Deferred Sales Charge The Contract – General
Not a Short-Term Investment
• This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
• Surrender charges may apply to withdrawals. If you take a withdrawal, a surrender charge may reduce the value of your Contract or the amount of money that you actually receive. Withdrawals may also reduce or terminate Contract guarantees.
• The benefits of tax deferral, long-term income, and living benefit guarantees mean the Contract is generally more beneficial to investors with a long time horizon.

Risks Associated with Investment Options
• An investment in this contract is subject to the risk of poor investment performance. Performance can vary depending on the performance of the investment options that you choose under the Contract.
• Each investment option (including the Fixed Account option, if available) has its own unique risks.
• You should review the investment options before making an investment decision.
Appendix A – Underlying Funds Available Under the Contract
Insurance Company Risks
An investment in the Contract is subject to the risks related to us, First Security Benefit Life Insurance and Annuity Company of New York. Any obligations (including under the Fixed Account option), guarantees or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about First Security Benefit Life Insurance and Annuity Company of New York, including our financial strength ratings, is available upon request by calling 1-800-888-2461 or visiting www.fsbl.com.
Information About the Company, the Separate Account, and the Underlying Funds – Security Benefit Life Insurance Company
	RESTRICTIONS	Location in Prospectus
Investments
• Certain investment options may not be available under your Contract.
• Certain Subaccounts prohibit you from transferring out and back within a period of calendar days.
• We reserve the right to limit your transfers to 14 in a Contract Year, to suspend transfers and limit the transfer amounts, and to limit transfers in circumstances of frequent or large transfers.
• There are certain restrictions on transfers between the Fixed Account and Subaccounts.
• We reserve the right to add, remove or substitute the Underlying Funds available as investment options under the Contract.

General Information

The Contract – Transfers of Contract
Value – Frequent Transfer Restrictions

The Fixed Account – Transfers and Withdrawals from the Fixed Account

Other Information – Changes to Investments

	RESTRICTIONS	Location in Prospectus
Optional Benefits
• Optional benefits are only available at Contract issue. You cannot change or cancel the benefits that you select after they are issued.
• Certain optional benefits are not available in every state and are subject to age restrictions.
• We reserve the right to stop offering for purchase any currently available optional benefit at any time.
• Optional benefits may further limit or restrict the investment options that you may select under the contract. We may change these restrictions in the future.
Benefits under the Contract – Optional Riders Benefits under the Contract – Riders Previously Available for Purchase

• We do not have the right to modify or terminate an optional benefit Withdrawals, however, may reduce the value of an optional benefit by an amount greater than the value withdrawn or result in termination of the benefit.
• If you elect to pay third-party advisory fees from your Contract Value, then the deduction will reduce the death benefits, perhaps significantly, and may be subject to federal and state income taxes and a 10% federal penalty tax.
The Contract – Withdrawals to Pay Advisory Fees Charges and Deductions – Deduction of Advisory Fees
	TAXES	Location in Prospectus
Tax Implications
• Consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.
• If you purchased the Contract through a tax-qualified plan or IRA, you do not get any additional tax benefit under the Contract.
• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.
Federal Tax Matters
	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation
Your investment professional may receive compensation for selling this Contract to you, in the form of commissions, additional payments, and non-cash compensation. We may share the revenue we earn on this Contract with your investment professional’s firm. This conflict of interest may influence your investment professional to recommend this Contract over another investment for which the investment professional is not compensated or is compensated less.
Other Information - Sale of the Contract
Exchanges
Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange a contract you already own if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
Additional Compensation Paid to Selected Selling Broker-Dealers

Overview of the Contract

Purpose of the Contract — The Contract is a variable annuity contract. It is designed for retirement planning purposes. You make investments in the Contract’s investment options during the accumulation phase. The value of your investments is used to calculate your benefits under the Contract. At the end of the accumulation phase, we use that accumulated value to calculate the payments that we make during the annuity phase. These payments can provide or supplement your retirement income. Generally speaking, the longer your accumulation phase, the greater your accumulated value will be for setting your benefits and annuity payouts. The Contract also includes a death benefit to help financially protect your Designated Beneficiary.
This Contract may be appropriate for you if you have a long investment time horizon.
This Contract may be appropriate for you if you have a long investment time horizon. Each Purchase Payment is subject to a withdrawal charge for seven years from the date of that Purchase Payment. This means that a Purchase Payment made in year eight of the Contract will be subject to a withdrawal charge until year 15 of the Contract. Because of the withdrawal charge  and the possibility of income tax and tax penalties on early withdrawals, the Contract should not be viewed as an investment vehicle offering low cost liquidity. Your financial goal in acquiring the Contract should focus on a long-term insurance product, offering the prospect of investment growth.
Phases of the Contract — The contract has two phases: (1) an accumulation phase (for savings) and (2) an annuity (payout) phase (for income).
Accumulation Phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. To accumulate value during the accumulation phase, you invest your Purchase Payments and earnings in the Subaccounts that are available under the Contract, which, in turn, invest in Underlying Funds with different investment strategies, objectives, and risk/reward profiles. You may allocate all or part of your Purchase Payments and Contract Value to the Subaccounts. Amounts that you allocate to a Subaccount will increase or decrease in dollar value depending in part on the investment performance of the Underlying Fund in which such Subaccount invests. In only limited circumstances, the Fixed Account option, which guarantees the principal and a minimum interest rate, may also be available for investment. If the Fixed Account is available under your Contract, you may allocate all or part of your Purchase Payments to the Fixed Account, which is part of the Company’s General Account.
A list of the Subaccounts under the Contract is provided in Appendix A: Underlying Funds Available Under the Contract and Optional Rider Investment Restrictions to this prospectus.
Annuity (Payout) Phase. The Annuity phase occurs after the Annuity Start Date and is when you or a designated payee begin receiving regular Annuity payments from your Contract. The Contract provides several Annuity Options. You should carefully review the Annuity Options with your financial or tax adviser. The payments may be fixed or variable or a combination of both. Variable payments will vary based on the performance of the Subaccounts you select. Unless you direct otherwise, proceeds derived from Contract Value allocated to the Subaccounts will be applied to purchase a variable annuity and proceeds derived from Contract Value allocated to the Fixed Account will be applied to purchase a fixed annuity.
Please note that if you annuitize, your investments will be converted to income payments and you generally will no longer be able to withdraw money at will from your Contract, except there are certain payout options which provide for withdrawals. Optional benefits (e.g., the Annual Stepped Up Death Benefit) terminate upon annuitization if you elect one of Annuity Options 1 through 4, 7, or 8. If you elect Annuity Option 5 or 6, the optional benefit will continue after the Annuity Start Date if you purchase the Waiver of Withdrawal Charge Rider or the 0-Year or 4-Year Alternate Withdrawal Charge Rider, and the Company will continue to deduct optional benefit charges after the Annuity Start Date.
Contract Features —
Accessing Your Money. Before your Contract is annuitized, you can withdraw money from your Contract at any time. If you take a withdrawal, you may have to pay a surrender charge and/or income taxes, including a tax penalty if you are younger than age 59½.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only upon: (1) making a withdrawal; (2) surrender of the Contract; (3) receiving a payment from us; or (4) payment of a death benefit.
Death Benefits. For Contract Owners aged 80 and younger on the Contract issue date, the Contract includes a standard death benefit that will pay the higher of Contract Value or total Purchase Payments (adjusted for any outstanding Contract Debt, any pro rata account administration charge, prior withdrawals, including any withdrawal charges, and any uncollected premium tax) upon your or the Annuitant’s death. For Contract Owners aged 81 and older on the Contract issue date, the standard death benefit will be equal to the Contract Value only. If you elect to purchase an optional rider that provides an enhanced death benefit for an additional charge, you have the opportunity to leave your beneficiary a death benefit greater than the standard death benefit.
Loans. If you own a Contract issued in connection with a retirement plan that is qualified under Section 403(b) of the Internal Revenue Code, you may be able to borrow money under your Contract using the Contract Value as the only security for the loan.
Extra Credit Rider. For an additional cost during the first seven Contract years, the Company adds to your Contract Value an amount known as a Credit Enhancement, which is based on a percentage of any Purchase Payments made in the first Contract Year. All or a portion of your Credit Enhancement may be recaptured upon free look, surrender, withdrawal, or death.
0-Year or 4-Year Alternate Withdrawal Charge. For an additional cost, this rider makes available an alternative shorter withdrawal charge schedule. The withdrawal charge varies depending on the Purchase Payment age and will apply in lieu of the Contract’s 7-year withdrawal charge.

Advisory Fees. Deductions from your Contract Value to pay third-party advisory fees are treated as withdrawals under the Contract, but no surrender charge is assessed on such withdrawals and the deduction of advisory fees will not count toward the annual free withdrawal amount. If you elect to pay advisory fees from your Contract Value, such deductions will reduce the death benefits, perhaps significantly, available under the Contract. The deductions may be subject to federal and state income taxes and a 10% federal penalty tax.

Additional Services.
•	Dollar Cost Averaging. You direct us to systematically transfer Contract Value among the Subaccounts and the Fixed Account on a monthly, quarterly, semiannual, or annual basis.
•	Asset Reallocation Option. You direct us to automatically reallocate your Contract Value to return to your original percentage investment allocations on a periodic basis.
•	Systematic Withdrawals. You receive regular automatic withdrawals from your Contract on a monthly quarterly, provided that each payment must amount to at least $100 (unless we consent otherwise).
Benefits Available Under the Contract

The following table summarizes information about the benefits currently available under the Contract.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Standard Death Benefit – Contract Issue Age 81 and Older	Provides a death benefit equal to the Contract Value.	There is no charge for this option
• The death benefit will be reduced by any outstanding Contract Debt, any pro rata account administration charge and any uncollected premium tax.
• Purchase payments do not include any Credit Enhancements and/or Bonus Credits.
• The Contract Value will be reduced by any Credit Enhancements applied during the 12 months prior to the date of the Owner’s death.

Standard Death Benefit – Contract Issue Age 80 and Younger	Provides a death benefit equal to the greater of all Purchase Payments less any withdrawals, including withdrawal charges, or the Contract Value.	There is no charge for this option.
• The death benefit will be reduced by any outstanding Contract Debt, any pro rata account administration charge and any uncollected premium tax.
• Purchase payments do not include any Credit Enhancements and/or Bonus Credits.
• The Contract Value will be reduced by any Credit Enhancements applied during the 12 months prior to the date of the Owner’s death.

Systematic Withdrawals	Allows you to set up an automatic payment of up to 10% of your total Purchase Payments each year.	There is no charge for this option.
• Each payment must be at least $100 (unless we consent otherwise).
• In the first Contract Year, only monthly or quarterly payments are allowed.
• Withdrawals may be subject to income tax and penalties.

Contract Loans	Provides the ability to borrow money under your Contract using the Contract Value as the only security for the loan.	7.4% (Net Interest Rate: 4.4% due to 3.00% interest credited on loan amounts)
• Only permitted in connection with 403(b) Contracts and pursuant to the Employer plan or program.
• A loan must be taken and repaid prior to the Annuity Start Date.
• Subject to minimum and maximum loan amounts.
• Loans must be repaid within 5 years.
• You forego the investment experience of the Subaccounts and the Current Rate of interest on the Fixed Account on any loaned amounts.

Optional Benefits Currently Available
Name of Benefit	Purpose	Maximum Fee (as a percentage of Contract Value)	Brief Description of Restrictions/Limitations
Annual Stepped Up Death Benefit	Provides an enhanced death benefit equal to the greatest of (1) Purchase Payments (excluding Credit Enhancements and Bonus Credits less any withdrawals and withdrawal charges, (2) the Contract Value, or (3) the Stepped Up Death Benefit.	0.25%
• We will recapture any Credit Enhancements, if applicable, during the 12 months preceding the Owner’s date of death.
• The death benefit is no longer eligible to “step up” on any Contract Anniversary following your 81st birthday.
• If proof of death and instructions regarding payment are not received by the Company within twelve months of the Owner’s date of death, the death benefit will equal the Contract Value on the Valuation Date such proof and instructions are received.
• Available if the Owner is age 79 or younger on the Contract Date.
• Available at Contract issue only.
• The benefit will terminate at the Annuity Start Date.
• The death benefit will be reduced by any outstanding Contract Debt, pro rata account administration charge, and outstanding premium tax.
• Withdrawals (including withdrawals to pay advisory fees) will reduce the benefit proportionately. This means withdrawals could significantly reduce the benefit by substantially more than the actual amount of the withdrawal, or even terminate the benefit.

Alternate Withdrawal Charge (0‑4 Year)	Makes available a shorter withdrawal charge schedule in lieu of the Contract’s 7-year withdrawal charge schedule.	0.70%
• We may recapture any Credit Enhancement in the event of a full or partial withdrawal.
• Available at Contract issue only.
• Depending on the Annuity Option chosen, a rider fee may be imposed for the life of the Contract.

Alternate Withdrawal Charge (4 Year)	Makes available a shorter withdrawal charge schedule in lieu of the Contract’s 7-year withdrawal charge schedule.	0.60%
• We may recapture any Credit Enhancement in the event of a full or partial withdrawal.
• Available at Contract issue only.
• This rider may provide a benefit only if a withdrawal is taken in the five to seven Contract years after the applicable Purchase Payment date because for the first four years after the Purchase Payment date, the withdrawal charges are the same as they would be under the 7-year schedule.
• Depending on the Annuity Option chosen, a rider fee may be imposed for the life of the Contract.

4% Extra Credit	Provides a Credit Enhancement equal to 4% of any Purchase Payment, which will be added to the Contract Value for each Purchase Payment made in the first Contract Year.	0.55%
• Credit Enhancements are only applied to Purchase Payments received in the first Contract Year. If Purchase Payments are made in subsequent Contract Years, the charge for this benefit will increase proportionately in relation to those Purchase Payments and no additional Credit Enhancement will be applied.
• You may not select an Annuity Start Date prior to seven years from the effective date of the rider.
• Credit Enhancements not fully vested until the seventh Contract Anniversary. Until that date, all or a portion of the Credit Enhancement(s) will be forfeited under certain circumstances.
• Available if the Owner is age 80 or younger on the Contract Date.
• Available at Contract issue only.

Optional Benefits (No Longer Available For Election)
Name of Benefit	Purpose	Maximum Fee (as a percentage of Contract Value)	Brief Description of Restrictions / Limitations
Guaranteed Minimum Withdrawal Benefit	Permits you to withdraw up to a specified amount each Contract Year, regardless of the performance of your Contract Value, until the Remaining Benefit Amount is reduced to $0. You may periodically increase the Benefit Amount through resets.	0.55%
• You are only eligible to reset the remaining Benefit Amount every five years.
• The rider charge may be increased in the event that you elect a reset.
• While rider is in effect, we reserve right to restrict subsequent Purchase Payments.
• Certain withdrawals could significantly reduce or even terminate the benefits.
• Available if each Owner and Annuitant is age 85 or younger when the rider is purchased.

Guaranteed Minimum Income Benefit (3%)	Provides a minimum amount (“Minimum Income Benefit”), based on a 3% crediting rate, for the purchase of a fixed Annuity only.	0.25%
• You may only apply the Minimum Income Benefit to purchase certain fixed annuity options.
• You may not exercise this benefit or convert it to an income stream until your 10th Contract Anniversary.
• Certain withdrawals could significantly reduce or even terminate the benefits.
• Available if the Owner is age 79 or younger on the Contract Date.

Guaranteed Minimum Income Benefit (5%)	Provides a minimum amount (“Minimum Income Benefit”), based on a 5% crediting rate, for the purchase of a fixed Annuity only.	0.40%
• You may only apply the Minimum Income Benefit to purchase certain fixed annuity options.
• You may not exercise this benefit or convert it to an income stream until your 10th Contract Anniversary.
• If you elected the benefit at 5%, the Company credits a maximum rate of 4% for amounts allocated to the Invesco V.I. Government Money Market, the Fixed Account, and the Loan Account.
• Certain withdrawals could significantly reduce or even terminate the benefits.
• Available if the Owner is age 79 or younger on the Contract Date.

Extra Credit Rider (3%)	Provides a Credit Enhancement equal to 3% of Purchase Payments, which will be added to the Contract Value for each Purchase Payment made in the first Contract Year.	0.40%
• Credit Enhancements are only applied to Purchase Payments received in the first Contract Year. If Purchase Payments are made in subsequent Contract Years, the charge for this benefit will increase proportionately in relation to those Purchase Payments and no additional Credit Enhancement will be applied.
• You may not select an Annuity Start Date prior to seven years from the effective date of the rider.
• Credit Enhancements are not fully vested until the seventh Contract Anniversary. Until that date, all or a portion of the Credit Enhancement(s) will be forfeited under certain circumstances.
• Available at Contract issue only.
• Available if the Owner is age 80 or younger on the Contract Date.

Extra Credit Rider (5%)	Provides a Credit Enhancement equal to 5% of Purchase Payments, which will be added to the Contract Value for each Purchase Payment made in the first Contract Year.	0.70%
• Credit Enhancements are only applied to Purchase Payments received in the first Contract Year. If Purchase Payments are made in subsequent Contract Years, the charge for this benefit will increase proportionately in relation to those Purchase Payments and no additional Credit Enhancement will be applied.
• You may not select an Annuity Start Date prior to seven years from the effective date of the rider.
• Credit Enhancements are not fully vested until the seventh Contract Anniversary. Until that date, all or a portion of the Credit Enhancement(s) will be forfeited under certain circumstances.
• Available at Contract issue only.
• Available if the Owner is age 80 or younger on the Contract Date.

Buying the Contract

Your initial Purchase Payment must be at least $10,000. Thereafter, you may choose the amount and frequency of Purchase Payments, except that the minimum subsequent Purchase Payment is $500 ($50 under the Automatic Investment Program). The Company will not accept without prior Company approval aggregate Purchase Payments in an amount that exceeds $1,000,000 under any variable annuity contract(s) issued by the Company for which you are an Owner and/or Joint Owner. Subsequent Purchase Payments under a Qualified Plan may be limited by the terms of the plan and provisions of the Internal Revenue Code. The Company has the right to refuse any Purchase Payment.
The Company will apply the initial Purchase Payment no later than the end of the Valuation Period after the Valuation Period it is received by the Company at its Administrative Office, in good order. In this regard “good order” means that the Purchase Payment is preceded or accompanied by an application that contains sufficient information to establish an account and properly credit such Purchase Payment. Sometimes the Purchase Payment is not preceded by or accompanied by a complete application. The application includes your affirmative consent permitting the Company to hold your initial Purchase Payment beyond five Valuation Dates in its effort to complete your application. If your application is incomplete, and the Company is unable to resolve the problem within five Valuation Dates, the Company will notify you of the reasons for the delay. If you affirmatively revoke the consent given with your application to hold your initial Purchase Payment pending resolution of the problem, we will return your Purchase Payment. Otherwise, the Purchase Payment will be applied not later than the second Valuation Date after the Valuation Date the problem is resolved.
The Company will credit subsequent Purchase Payments received in good order as of the end of the Valuation Date on which they are received by the Company at its Administrative Office; however, subsequent Purchase

Payments received at or after close of a Valuation Date (normally 3:00 p.m. Central time) will be effected at the Accumulation Unit value determined on the following Valuation Date.
Making Withdrawals: Accessing the Money in Your Contract

Full and Partial Withdrawals — An Owner may make a partial withdrawal of Contract Value, or surrender the Contract for its Withdrawal Value. A full or partial withdrawal, including a systematic withdrawal, may be taken from the Contract Value at any time while the Owner is living and before the Annuity Start Date. A withdrawal will result in an immediate reduction in Contract Value. Withdrawals (other than systematic withdrawals) after the Annuity Start Date are permitted only under Annuity Option 5.
A full or partial withdrawal request will be effective as of the end of the Valuation Period that it is received by the Company at its Administrative Office; however, if it is received on a Valuation Date at or after the close of a Valuation Date (normally 3:00 p.m. Central time), the withdrawal will be effected at the Accumu-lation Unit value determined on the following Valuation Date. In addition, a withdrawal will not be processed unless it is in good order. In this regard, “good order” means that the withdrawal request is accompanied by a properly completed Withdrawal Request form (including the Owner’s signature and the written consent of any effective assignee or irrevocable beneficiary, if applicable).
The proceeds received upon a full withdrawal will be the Contract’s Withdrawal Value. The Withdrawal Value is equal to the Contract Value as of the end of the Valuation Period during which the withdrawal is processed, less any outstanding Contract Debt, any applicable withdrawal charges, any pro rata account admini-stration charge, and any uncollected premium taxes. If the Extra Credit Rider is in effect, Contract Value will also be reduced by any Credit Enhancements that have not yet vested.
A partial withdrawal may be requested for a specified percentage or dollar amount of Contract Value. A request for a partial withdrawal (including systematic withdrawals) will result in a payment by the Company of the amount specified in the partial withdrawal request, less any applicable withdrawal or premium tax charge. Any withdrawal charge on partial withdrawals (including systematic withdrawals) from Purchase Payments that have been held in the Contract for less than seven years will be deducted from the requested payment amount as will any premium tax charge. Alternatively, you may request these amounts be deducted from your remaining Contract Value, provided there is sufficient Contract Value available. No partial withdrawal will be processed which would result in the withdrawal of Contract Value from the Loan Account.
There may be tax implications when you take out money, and withdrawals may have a negative impact on certain benefits and guarantees that you may elect. It may significantly reduce the value or even terminate the benefit. Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.
Surrender and withdrawal payments will generally be mailed within seven days after we receive the request. The deduction of advisory fees from your Contract Value is treated as a withdrawal under the Contract, but no surrender charges will be assessed on a withdrawal to pay advisory fees and the deduction of advisory fees will not count toward the annual free withdrawal amount. Withdrawals to pay advisory fees may still be treated as withdrawals for tax purposes by the Company and/or the IRS. For Non-Qualified Contracts, all or a portion of the charges deducted from your Contract Value to pay advisory fees to a financial intermediary may be subject to federal and state income taxes and a 10% federal penalty tax. See “Charges and Deductions – Deduction of Advisory Fees” in the Prospectus.

Additional Information About Fees

 The following tables describe the fees and expenses that you will pay when buying, owning, surrendering, and making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted. The fees and expenses do not reflect any advisory fees paid to financial intermediaries from your Contract Value or other assets. If such charges were reflected, the fees and expenses would be higher.
Transaction Expenses
Charge
Sales Load on Purchase Payments	None
Maximum Surrender Charge (as a percentage of amount withdrawn attributable to Purchase Payments)	7%[1]
Transfer Fee (per transfer)	None
1 We also refer to this charge as a contingent deferred sales charge, withdrawal charge, and sales charge. The amount of the surrender charge is determined by reference to how long your Purchase Payments have been held under the Contract. Free withdrawals are available equal to (1) 10% of Purchase Payments, excluding any Credit Enhancements, and /or Bonus Credits, in the first Contract Year, and (2) 10% of Contract Value as of the beginning of the Contract Year in each subsequent Contract Year. See “Full and Partial Withdrawals” and “Contingent Deferred Sales Charge” for more information.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio Company fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
Annual Contract Expenses
Charge
Administration Expenses	$30[1]
Net Loan Interest Charge (as an annual percentage of Contract Value allocated to the Loan Account)[2]	4.4%
Base Contract Expenses (as a percentage of average Subaccount daily net assets) [3]	1.00%
1 We call this the account administration charge in your Contract, as well as in other places in this prospectus. An account administration charge of $30 is deducted at each Contract Anniversary and a pro rata account administration charge is deducted (1) upon full withdrawal of Contract Value; (2) upon the Annuity Start Date; and (3) upon payment of a death benefit. The account admini-stration charge will be waived if your Contract Value is $50,000 or more upon the date it is to be deducted. This fee is presented as part of the Base Contract Expenses in the section entitled “Important Information You Should Consider About Your Contract” earlier in this Summary Prospectus.
2 The net loan cost of 4.4% is the difference between the amount of interest the Company charges you for a loan (7.4%) and the amount of interest the Company credits to the Loan Account (3%).
3 This charge is based on the percentage of Contract Value allocated to the Separate Account. We call this charge the “Separate Account Annual Expenses” in your Contract as well as in other places in this prospectus. It is comprised of both an annual mortality and expense risk charge and an annual administration charge. The administration charge is equal to an annual rate of 0.15%, and is deducted daily. The mortality and expense risk charge portion, which is 0.85%, is reduced for larger Contract Values as follows: Less than $25,000 – 0.85%; At least $25,000 but less than $100,000 – 0.70%; $100,000 or more – 0.60%. Any mortality and expense risk charge above the minimum charge of 0.60% is deducted from your Contract Value on a monthly basis. During the Annuity Period, the annual mortality and expense risk charge is 1.25%, in lieu of the amounts described above, and is deducted daily. See the discussion under Base Contract Expenses – “Mortality and Expense Risk Charge” in the section later in this prospectus.

Optional Rider Expenses*
	Rate[1]	Annual Rider Charge
Riders Available for Purchase with the Contract:
Annual Stepped Up Death Benefit Rider	---	0.25%
Extra Credit Rider[3]	4%	0.55%
Alternate Withdrawal Charge Rider	0-Year	0.70%
	4-Year	0.60%[4]
Net Loan Interest Charge	---	2.16%
Riders No Longer Available – Available for Purchase ONLY Prior to February 1, 2010
Guaranteed Minimum Income Benefit Rider	3%	0.25%
	5%	0.40%
Guaranteed Minimum Withdrawal Benefit Rider	---	0.55%[2]
Extra Credit Rider[3]	3%	0.40%
	5%	0.70%
* If you purchase any optional riders, the charge will be deducted from your Contract Value. (See the applicable rider charges in the table above.) Total rider charges cannot exceed 2.00% of Contract Value for riders elected prior to February 1, 2010 (1.00% for Contracts issued prior to June 19, 2006 with a 0‑Year Alternate Withdrawal Charge Rider).
1 Rate refers to the applicable interest rate for the Guaranteed Minimum Income Benefit Rider, the applicable Credit Enhancement rate for the Extra Credit Rider and the applicable withdrawal charge schedule for the Alternate Withdrawal Charge Rider.
2 The Company may increase the rider charge for the Guaranteed Minimum Withdrawal Benefit Rider only if you elect a reset; the Company guarantees the rider charge upon reset will not exceed 1.10% on an annual basis. Please see the discussion under “Guaranteed Minimum Withdrawal Benefit” In Appendix B – Riders No Longer Available – Available for Purchase Only Prior to February 1, 2010. The current charge for such rider is used in calculating the maximum rider charge of 1.70% (1.55% if your Contract was issued before September 1, 2005; provided however, that you may not select riders with total charges in excess of 1.00% if one of the riders you select is the 0‑Year Alternate Withdrawal Charge Rider).
3 The Company will deduct the charge for this rider during the seven-year period beginning on the Contract Date.
4 If the Company issued your rider before September 1, 2005, the charge for the 4-year Alternate Withdrawal Charge Rider is 0.55%.

The next table below shows the minimum and maximum total operating expenses charged by the Underlying Funds you may pay periodically during the time that you own the Contract. A complete list of Underlying Funds available under the Contract, including their annual expenses, may be found in Appendix A – Underlying Funds Available Under the Contract and Optional Rider Investment Restrictions in this document.
Annual Underlying Fund Expenses
	Minimum	Maximum
Annual Underlying Fund Expenses (expenses deducted from Underlying Fund assets include management fees, distribution (12b-1) fees, service fees and other expenses)	0.61%	3.98%
Net Annual Underlying Fund Expenses (after contractual waivers/reimbursements)[1]	0.60%	2.00%
1 Certain of the Underlying Funds have entered into contractual expense waiver or reimbursement arrangements that reduce fund expenses during the period of the arrangement. These arrangements vary in length, and are in place at least through April 30, 2022.

Examples — These Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, the annual Contract expenses and annual Underlying Fund fees and expenses but do not include state premium taxes, which may be applicable to your contract. . The Examples do not reflect any advisory fees paid to financial intermediaries from your Contract Value or other assets. If such fees were reflected, the costs would be higher.

The Examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and you elect the most expensive combination of optional benefits available for an additional charge. The first Example assumes the most expensive Annual Underlying Fund Expenses. The second Example assumes the least expensive Annual Underlying Fund Expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
Based on the Most Expenses Underlying Fund Expenses	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period	$6,700.61	$19,803.55	$32,518.60	$61,309.09
If you do not surrender, or if you annuitize your Contract at the end of the applicable time period.	$6,700.61	$19,803.55	$32,518.60	$61,309.09

Based on the Least Expensive Underlying Fund Expenses	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period	$3,276.64	$10,015.77	$17,010.48	$33,746.77
If you do not surrender or if you annuitize your Contract at the end of the applicable time period.	$3,276.64	$10,015.77	$17,010.48	$33,746.77

Underlying Funds Available Under the Contract

The following is a list of Underlying Funds available under the Contract. More information about the Underlying Funds is available in the prospectuses for the Underlying Funds, which may be amended from time to time and can be found online at https://dfinview.com/SecurityBenefit/TAHD/336277405?site=PFSBL. You can also request this information at no cost by calling 1-800-888-2461 or by sending an email request to FSBLProspectusRequests@securitybenefit.com.
.
The current expenses and performance information below reflect fees and expenses of the Underlying Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Underlying Fund’s past performance is not necessarily an indication of future performance. Updated performance information is available online at https://fsbl.com/annuities/securedesigns/.
Investment Type	Portfolio Company Fund Adviser/Sub-Adviser	Current Expense Ratio1	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Global Allocation	AB VPS Dynamic Asset Allocation – Class B Adviser: AllianceBernstein L.P.	1.07%	4.86%	5.76%	N/A
Mid Cap Value	AB VPS Small/Mid Cap Value – Class B Adviser: AllianceBernstein L.P.	1.08%	3.05%	8.07%	8.48%
Mid Cap Value	American Century VP Mid Cap Value – Class II Adviser: American Century Investment Management, Inc.	1.16%	1.11%	9.19%	10.27%
Large Cap Growth	American Century VP Ultra® – Class II Adviser: American Century Investment Management, Inc.	1.16%	49.55%	22.72%	17.68%
Large Cap Value	American Century VP Value – Class II Adviser: American Century Investment Management, Inc.	1.13%	0.83%	8.67%	9.57%
Balanced/Asset Allocation	American Funds IS® Asset Allocation – Class 4 Adviser: Capital Research and Management Company	0.80%	12.16%	10.31%	9.68%
Global Bond	American Funds IS® Capital World Bond – Class 4 Adviser: Capital Research and Management Company	1.08%	9.62%	4.84%	2.83%
Global Equity	American Funds IS® Global Growth – Class 4 Adviser: Capital Research and Management Company	1.06%	30.17%	15.96%	12.62%
Large Cap Blend	American Funds IS® Growth-Income – Class 4 Adviser: Capital Research and Management Company	0.80%	13.25%	13.65%	12.47%
International Equity	American Funds IS® International – Class 4 Adviser: Capital Research and Management Company	1.05%	13.66%	10.45%	6.43%
Emerging Markets	American Funds IS® New World – Class 4 Adviser: Capital Research and Management Company	1.27%	23.29%	13.05%	6.28%
Large Cap Value	BlackRock Equity Dividend V.I. – Class 3 Adviser: BlackRock Advisors, LLC	1.12%	3.57%	10.57%	10.14%
Global Allocation	BlackRock Global Allocation V.I. – Class 3 Adviser: BlackRock Advisors, LLC	1.13%	20.79%	9.17%	6.61%
High Yield Bond	BlackRock High Yield V.I. – Class 3 Adviser: BlackRock Advisors, LLC Sub-Adviser: BlackRock International Limited	0.92%	7.01%	7.60%	6.31%

Investment Type	Portfolio Company Fund Adviser/Sub-Adviser	Current Expense Ratio1	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Mid Cap Blend	BNY Mellon IP MidCap Stock – Service Class Adviser: BNY Mellon Investment Adviser, Inc.	1.12%	7.85%	7.63%	9.75%
Small Cap Blend	BNY Mellon IP Small Cap Stock Index – Service Class Adviser: BNY Mellon Investment Adviser, Inc.	0.61%	10.64%	11.71%	11.33%
Specialty-Sector	BNY Mellon IP Technology Growth – Service Class Adviser: BNY Mellon Investment Adviser, Inc.	1.03%	69.57%	25.58%	17.35%
Large Cap Blend	BNY Mellon VIF Appreciation – Service Class Adviser: BNY Mellon Investment Adviser, Inc. Sub-Adviser: Fayez Sarofim & Co.	1.06%	23.38%	16.30%	12.44%
Large Cap Growth	ClearBridge Variable Aggressive Growth – Class II Adviser: Legg Mason Partners Fund Advisor, LLC Sub-Adviser: ClearBridge Investments, LLC	1.05%	17.73%	9.47%	12.69%
Small Cap Growth	ClearBridge Variable Small Cap Growth – Class I Adviser: Legg Mason Partners Fund Advisor, LLC Sub-Adviser: ClearBridge Investments, LLC	0.81%	43.26%	19.84%	15.92%
Large Cap Value	Fidelity® VIP Equity-Income – Service Class 2 Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Hong Kong) Limited (FMR H.K); Fidelity Management & Research (Japan) Limited (FMR Japan)	0.78%	6.44%	10.41%	9.89%
Large Cap Growth	Fidelity® VIP Growth & Income – Service Class 2 Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Hong Kong) Limited (FMR H.K); Fidelity Management & Research (Japan) Limited (FMR Japan)	0.79%	7.59%	11.34%	11.37%
Large Cap Growth	Fidelity® VIP Growth Opportunities – Service Class 2 Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Hong Kong) Limited (FMR H.K); Fidelity Management & Research (Japan) Limited (FMR Japan)	0.89%	68.21%	28.91%	21.53%
High Yield Bond	Fidelity® VIP High Income – Service Class 2 Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Hong Kong) Limited (FMR H.K); Fidelity Management & Research (Japan) Limited (FMR Japan)	0.92%	2.42%	6.70%	5.30%
International Equity	Fidelity® VIP Overseas – Service Class 2 Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Hong Kong) Limited (FMR H.K); Fidelity Management & Research (Japan) Limited (FMR Japan); FIL Investment Advisors (FIA); FIL Investment Advisors (UK) Limited (FIA(UK)); FIL Investments (Japan) Limited (FIJ)	1.04%	15.33%	8.98%	6.56%
Balanced/Asset Allocation	Franklin Allocation VIP Fund – Class 4 Adviser: Franklin Advisers, LLC Sub-Adviser: Templeton Global Advisors Limited; Franklin Templeton Institutional, LLC	0.97%	11.75%	8.80%	7.48%
Balanced/Asset Allocation	Franklin Income VIP Fund – Class 2 Adviser: Franklin Advisers, Inc.	0.73%	0.69%	6.94%	5.98%
Global Equity	Franklin Mutual Global Discovery VIP Fund – Class 2 Adviser: Franklin Mutual Advisers, LLC	1.22%	(4.46%)	5.14%	6.27%

Investment Type	Portfolio Company Fund Adviser/Sub-Adviser	Current Expense Ratio1	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Small Cap Value	Franklin Small Cap Value VIP Fund – Class 2 Adviser: Franklin Mutual Advisers, LLC	0.93%	5.19%	10.77%	9.20%
Multi-Sector Bond	Franklin Strategic Income VIP Fund – Class 2 Adviser: Franklin Advisers, Inc.	1.02%	3.43%	4.30%	3.74%
Multi Cap Value	Guggenheim VIF All Cap Value Adviser: Security Investors, LLC	1.21%	1.88%	9.67%	9.13%
Specialty	Guggenheim VIF Alpha Opportunity Adviser: Security Investors, LLC	3.98%	0.27%	0.90%	4.87%
Floating Rate Bond	Guggenheim VIF Floating Rate Strategies Adviser: Guggenheim Partners Investment Management, LLC	1.47%	0.01%	3.70%	N/A
Specialty	Guggenheim VIF Global Managed Futures Strategy Adviser: Security Investors, LLC	1.91%	2.60%	(1.33%)	(1.51%)
High Yield Bond	Guggenheim VIF High Yield Adviser: Security Investors, LLC	1.38%	4.64%	6.95%	5.44%
Large Cap Value	Guggenheim VIF Large Cap Value Adviser: Security Investors, LLC	1.09%	2.21%	9.63%	9.21%
Specialty	Guggenheim VIF Long Short Equity Adviser: Security Investors, LLC	1.73%	4.93%	2.19%	2.89%
Balanced/Asset Allocation	Guggenheim VIF Managed Asset Allocation Adviser: Security Investors, LLC	1.11%	12.59%	9.51%	8.17%
Specialty	Guggenheim VIF Multi-Hedge Strategies Adviser: Security Investors, LLC	1.91%	7.39%	2.01%	2.38%
Small Cap Value	Guggenheim VIF Small Cap Value Adviser: Security Investors, LLC	1.29%	(0.97%)	6.84%	7.17%
Mid Cap Value	Guggenheim VIF SMid Cap Value Adviser: Security Investors, LLC	1.22%	4.30%	10.64%	8.46%
Large Cap Blend	Guggenheim VIF StylePlus Large Core Adviser: Security Investors, LLC	1.38%	18.78%	14.85%	12.60%
Large Cap Growth	Guggenheim VIF StylePlus Large Growth Adviser: Security Investors, LLC	1.45%	37.87%	20.27%	15.31%
Mid Cap Growth	Guggenheim VIF StylePlus Mid Growth Adviser: Security Investors, LLC	1.39%	32.10%	17.14%	13.68%
Small Cap Growth	Guggenheim VIF StylePlus Small Growth Adviser: Security Investors, LLC	1.67%	31.82%	15.59%	13.10%
Intermediate Term Bond	Guggenheim VIF Total Return Bond Adviser: Security Investors, LLC	0.92%	14.21%	6.59%	5.47%
Global Equity	Guggenheim VIF World Equity Income Adviser: Security Investors, LLC	1.20%	6.65%	8.59%	6.31%
Mid Cap Value	Invesco V.I. American Value – Series II Adviser: Invesco Advisers, Inc.	1.18%	0.86%	6.73%	8.07%
Large Cap Value	Invesco V.I. Comstock – Series II Adviser: Invesco Advisers, Inc.	1.01%	(1.09%)	8.30%	9.18%
Intermediate Term Bond	Invesco V.I. Core Bond – Series II Adviser: Invesco Advisers, Inc.	1.19%	9.43%	4.88%	4.93%
Mid Cap Growth	Invesco V.I. Discovery Mid Cap Growth – Series II Adviser: Invesco Advisers, Inc.	1.11%	40.24%	19.09%	15.62%

Investment Type	Portfolio Company Fund Adviser/Sub-Adviser	Current Expense Ratio1	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Balanced/Asset Allocation	Invesco V.I. Equity and Income – Series II Adviser: Invesco Advisers, Inc.	0.83%	9.65%	8.61%	8.29%
Specialty-Sector	Invesco V.I. Global Real Estate – Series I Adviser: Invesco Advisers, Inc. Sub-Adviser: Invesco Asset Management Limited	1.04%	(12.32%)	3.15%	4.96%
Global Equity	Invesco V.I. Global – Series II Adviser: Invesco Advisers, Inc.	1.06%	27.34%	14.56%	11.36%
Money Market	Invesco V.I. Government Money Market – Series II Adviser: Invesco Advisers, Inc.	0.73%	0.21%	0.70%	0.36%
Government Bond	Invesco V.I. Government Securities – Series II Adviser: Invesco Advisers, Inc.	0.92%	5.97%	2.92%	2.52%
Specialty-Sector	Invesco V.I. Health Care – Series I Adviser: Invesco Advisers, Inc.	0.98%	14.46%	9.43%	13.09%
International Equity	Invesco V.I. International Growth – Series II Adviser: Invesco Advisers, Inc.	1.17%	13.74%	8.55%	6.46%
Mid Cap Blend	Invesco V.I. Main Street Mid Cap Fund® – Series II Adviser: Invesco Advisers, Inc.	1.19%	8.94%	9.33%	7.55%
Small Cap Blend	Invesco V.I. Main Street Small Cap Fund® – Series II Adviser: Invesco Advisers, Inc.	1.16%	19.63%	12.59%	11.85%
Large Cap Value	Invesco V.I. Value Opportunities- Series II Adviser: Invesco Advisers, Inc.	1.40%	5.33%	8.85%	8.20%
Global Allocation	Ivy VIP Asset Strategy Adviser: Ivy Investment Management Company	1.02%	13.88%	8.61%	6.15%
Mid Cap Growth	Janus Henderson Enterprise Portfolio – Service Class Adviser: Janus Capital Management, LLC	0.97%	19.18%	17.92%	14.97%
Large Cap Growth	Janus Henderson Research Portfolio – Service Class Adviser: Janus Capital Management, LLC	0.85%	32.58%	17.38%	14.38%
Intermediate Term Bond	JPMorgan Insurance Trust Core Bond Portfolio – Class 2 Adviser: J.P. Morgan Investment Management Inc.	0.81%	7.68%	4.04%	3.61%
Multi-Sector Bond	Lord Abbett Series Bond-Debenture VC – Class VC Adviser: Lord, Abbett & Co. LLC	0.91%	7.30%	7.41%	6.44%
Small Cap Growth	Lord Abbett Series Developing Growth VC – Class VC Adviser: Lord, Abbett & Co. LLC	1.24%	72.60%	24.72%	17.32%
International Equity	MFS® VIT II Research International – Service Class Adviser: Massachusetts Financial Services Company	1.23%	12.71%	9.34%	5.71%
Balanced/Asset Allocation	MFS® VIT Total Return – Service Class Adviser: Massachusetts Financial Services Company	0.96%	9.52%	8.58%	8.07%
Specialty-Sector	MFS® VIT Utilities – Service Class Adviser: Massachusetts Financial Services Company	1.04%	5.62%	11.10%	8.93%
Emerging Markets	Morgan Stanley VIF Emerging Markets Equity – Class II Adviser: Morgan Stanley Investment Management, Inc. Sub-Adviser: Morgan Stanley Investment Management Company	1.55%	14.36%	10.18%	2.98%
Asset Allocation/ Lifestyle	Morningstar Aggressive Growth ETF Asset Allocation Portfolio – Class II Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC	0.93%	9.96%	10.17%	7.75%
Asset Allocation/ Lifestyle	Morningstar Balanced ETF Asset Allocation Portfolio – Class II Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC	0.88%	9.12%	7.90%	6.26%
Asset Allocation/ Lifestyle	Morningstar Conservative ETF Asset Allocation Portfolio – Class II Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC	0.95%	6.49%	4.82%	3.64%
Asset Allocation/ Lifestyle	Morningstar Growth ETF Asset Allocation Portfolio – Class II Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC	0.89%	10.01%	9.29%	7.25%
Asset Allocation/ Lifestyle	Morningstar Income and Growth ETF Asset Allocation Portfolio – Class II Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC	0.90%	8.43%	6.51%	5.00%
Large Cap Blend	Neuberger Berman AMT Sustainable Equity – Class S Adviser: Neuberger Berman Investment Advisers LLC	1.18%	19.28%	12.78%	11.40%
Specialty	PIMCO VIT All Asset – Administrative Class Adviser: Pacific Investment Management Company LLC Sub-Adviser: Research Affiliates LLC	1.375%	8.01%	7.95%	4.65%
Specialty-Sector	PIMCO VIT CommodityRealReturn Strategy – Administrative Class Adviser: Pacific Investment Management Company LLC	1.38%	1.35%	2.67%	(5.39%)
Emerging Markets Bond	PIMCO VIT Emerging Markets Bond – Advisor Class Adviser: Pacific Investment Management Company LLC	1.20%	6.60%	7.64%	5.22%
International Bond	PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Class Adviser: Pacific Investment Management Company LLC	0.94%	5.56%	4.77%	5.28%
Short Term Bond	PIMCO VIT Low Duration – Administrative Class Adviser: Pacific Investment Management Company LLC	0.69%	2.99%	2.01%	1.79%
Inflation-Protected Bond	PIMCO VIT Real Return – Administrative Class Adviser: Pacific Investment Management Company LLC	0.84%	10.59%	4.20%	2.59%
Intermediate Term Bond	PIMCO VIT Total Return – Advisor Class Adviser: Pacific Investment Management Company LLC	0.79%	8.54%	4.65%	3.83%
Small Cap Value	Putnam VT Small Cap Value – Class IB Adviser: Putnam Investment Management, LLC	1.40%	3.96%	7.30%	8.21%
Small Cap Blend	Royce Micro-Cap – Investment Class Adviser: Royce & Associates, LP	1.29%	24.50%	11.64%	5.20%
Specialty-Sector	T. Rowe Price Health Sciences – Class II Adviser: T. Rowe Price Associates, Inc.	1.20%	29.27%	13.77%	19.87%

Investment Type	Portfolio Company Fund Adviser/Sub-Adviser	Current Expense Ratio1	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Emerging Markets	Templeton Developing Markets VIP Fund – Class 2 Adviser: Templeton Asset Management Ltd Sub-Adviser: Franklin Templeton Investment Management Limited	1.44%	17.18%	15.57%	3.66%
Global Bond	Templeton Global Bond VIP Fund – Class 2 Adviser: Franklin Advisers, Inc.	0.79%	(4.92%)	0.66%	1.56%
High Yield Bond	Western Asset Variable Global High Yield Bond – Class II Adviser: Legg Mason Partners Fund Advisor, LLC Sub-Adviser: Western Asset Management Company, LLC; Western Asset Management Company Limited (London); and Western Asset Management Company Pte. Ltd. (Singapore)	1.10%	7.12%	7.92%	5.56%
1 Certain Investment Portfolios and their investment advisers have entered into temporary expense reimbursement and/or fee waivers. Please see the Investment Portfolios’ prospectuses for additional information regarding these arrangements

Optional Rider Investment Restrictions

If you have elected one of the optional riders listed in the table below, your Contract is subject to investment allocation restrictions. Depending on the optional benefits you choose, you may not be able to invest in the Fixed Account.
Riders No Longer Available
Rider	Investment Restriction	Investment Allocation Impact on Crediting Rate
Guaranteed Minimum Income Benefit at 5%	N/A	The Company will credit a maximum rate of 4% for amounts allocated to the Invesco V.I. Government Money Market, the Fixed Account and the Loan Account. All other investments will be credited at 5%.

The Prospectus and Statement of Additional Information (SAI) are parts of the registration statement that we filed with the Securities and Exchange Commission (SEC), dated May 1, 2021. Both documents contain additional important information about the Contract. The Prospectus and SAI are incorporated herein by reference, which means they are legally a part of this Initial Summary Prospectus.
The SAI may be obtained, free of charge, from us in the same manners as the Prospectus, as described on the front page of this Summary Prospectus.
The SEC maintains a website (http://www.sec.gov) that contains the registration statement, material incorporated by reference, and other information regarding companies that file electronically with the SEC. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

EDGAR Contract Identifier C000028147